Exhibit 99.1

PRESS RELEASE

Partners Bancorp Announces Completion of CEO Transition

SALISBURY, MD - December 8, 2022 - Partners Bancorp (NASDAQ: PTRS) (the “Company”), the parent company of The Bank of Delmarva, Seaford, Delaware, and Virginia Partners Bank, Fredericksburg, Virginia, announced that, as planned, John W. Breda has succeeded Lloyd B. Harrison, III as Chief Executive Officer of the Company (the “CEO Transition”). In addition, the Company announced that Mr. Harrison will serve as Senior Executive Vice President of the Company. In these executive roles, Mr. Breda and Mr. Harrison will work together on the Company’s review of all strategic alternatives available to the Company to enhance returns to shareholders and other special strategic projects.

Mr. Breda continues to serve as President and Chief Executive Officer of The Bank of Delmarva, and Mr. Harrison continues to serve as Chief Executive Officer of Virginia Partners Bank. The CEO Transition was completed in accordance with the terms of Mr. Breda’s and Mr. Harrison’s employment agreements with the Company, as amended.

“On behalf of the Board of Directors, I want to thank Lloyd for his excellent service as the Company’s CEO and his leadership following the combination of Virginia Partners Bank and The Bank of Delmarva that created Partners Bancorp,” said Jeffrey F. Turner, Chairman of the Company’s Board of Directors. “The Company is very fortunate that Lloyd will continue as a senior executive of the Company focused on our strategic planning process.”

Mr. Turner continued, “We are confident that John Breda will serve the Company’s shareholders, customers and employees exceptionally well as CEO. John’s leadership and banking experience will be critical to the Company’s strategic planning process and then to executing on that strategic plan.”

About Partners Bancorp

Partners Bancorp is the holding company for The Bank of Delmarva and Virginia Partners Bank. The Bank of Delmarva commenced operations in 1896. The Bank of Delmarva’s main office is in Seaford, Delaware and it conducts full service commercial banking through eleven branch locations in Maryland and Delaware, and three branches, operating under the name Liberty Bell Bank, in the South Jersey/Philadelphia metro market. The Bank of Delmarva focuses on serving its local communities, knowing its customers and providing superior customer service. Virginia Partners Bank, headquartered in Fredericksburg, Virginia, was founded in 2008 and has three branches in Fredericksburg, Virginia and operates a full service branch and commercial banking office in Reston, Virginia. In Maryland, Virginia Partners Bank trades under the name Maryland Partners Bank (a division of Virginia Partners Bank), and operates a full service branch and commercial banking office in La Plata, Maryland and a Loan Production Office in Annapolis, Maryland. Virginia Partners Bank also owns a controlling stake in Johnson Mortgage Company, LLC, which is a residential mortgage company headquartered in Newport News, Virginia, with branch offices in Fredericksburg and Williamsburg, Virginia. For more information, visit www.partnersbancorp.com, www.bankofdelmarvahb.com and www.vapartnersbank.com.

For further information, please contact John W. Breda, Chief Executive Officer, President and Chief Operating Officer, at 410-548-1100 x10233, Lloyd B. Harrison, III, Senior Executive Vice President, at 540-899-2234, J. Adam Sothen, Chief Financial Officer, at 540-322-5521, or Betsy Eicher, Chief Accounting Officer, at 667-253-2904.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact, including statements about the Company’s strategic planning process. These forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual results could differ materially from those anticipated or implied by such statements. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. For additional information on risk factors that could affect the forward-looking statements contained herein, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, and other reports filed with the Securities and Exchange Commission.